UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2005

BNSF Railway Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6324	41-6034000
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On May 17, 2005 Dennis R. Johnson, was appointed Vice President, Business Unit Operations and Support for BNSF Railway Company (“BNSF Railway”), a wholly owned subsidiary of Burlington Northern Santa Fe Corporation (the “Company”). Mr. Johnson previously served as Vice President and Controller for both the Company and BNSF Railway.

(c) On May 17, 2005, Paul W. Bischler, 34, was appointed Controller of the Company and BNSF Railway. Prior to joining BNSF Railway, Mr. Bischler, worked for Price Waterhouse. He began his career with BNSF Railway in February 1997 as a Senior Auditor within the Corporate Audit Services Department. From April 1998 through July 1999, he held various Director positions within the Finance and Accounting Department. From January 1, 2000 through March 31, 2001, he served as Controller of Freightwise, Inc., a wholly owned subsidiary of the Company. From April 1, 2001 through March 31, 2004, he served as General Director Budgets of BNSF Railway. From April 1, 2004 through November 14, 2004, he served as the General Director, External Reporting and Disbursements and from November 15, 2004 through May 16, 2004, he served as the Assistant Vice President and Assistant Controller of BNSF Railway.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNSF RAILWAY COMPANY

Date: May 23, 2005	By:	/s/ Thomas N. Hund
Thomas N. Hund
Executive Vice President and
Chief Financial Officer